Exhibit 99.1

Press Release

VoIP Reverse Stock Split Effective

Thursday August 16, 8:00 am ET

ORLANDO, Fla.--(BUSINESS WIRE)--VoIP, Inc. (OTCBB: VOIC - News), a leading provider of turnkey Voice over Internet Protocol communications solutions, announced that the reverse stock split of the Company's outstanding common stock, at a ratio of 1-for-20 shares, is effective today, August 16, 2007. In addition, the Company's stock symbol has changed to VOIC and will continue to trade on the OTC Bulletin Board. Under the terms of the split, for every twenty shares of issued and outstanding common stock, a shareholder will receive one share of common stock. No fractional shares will be issued in connection with the reverse stock split; for any fractional ownership, the Company will issue one whole share for any fractional interest.

"As the Company continues to establish itself as the most innovative player in the industry, our reverse stock split lays the foundation whereby a broader base of shareholders can benefit from our technology platform, comprehensive service offerings, and vision to be a leading provider of internet-enabled communications," said Anthony J. Cataldo, Chairman and CEO of VoIP, Inc. "Traffic over our network continues to increase, with August revenue on track to exceed that of July."

About VoIP, Inc.

VoIP, Inc. is a leading provider of turnkey Voice over Internet Protocol (VoIP) communications solutions for service providers, resellers and consumers worldwide. The Company is also a certified Competitive Local Exchange Carrier (CLEC) and Inter Exchange Carrier (IXC). Through its wholly owned subsidiary, VoiceOne Communications, LLC, the Company provides a comprehensive portfolio of advanced telecommunications technologies, enhanced services, broadband products, and fulfillment services to the VoIP and related communications industries. Current and targeted customers include IXCs, CLECs, Internet Telephony and Conventional Telephony Service Providers (ISPs and ITSPs), cable operators and other VoIP Service Providers in the United States and countries around the world. The Company enables these customers to expand their product/service offerings by providing VoIP's nationwide Multi-Protocol Label Switching (MPLS) and other services such as voice termination/origination, e911 emergency call service for VoIP, CALEA, Broadband Voice, IP Centrex and other advanced communications services and technologies. For information on VoIP, Inc. please visit the company's web site: http://www.voiceone.com.

Safe Harbor Statements about the Company's future expectations and all other statements in this press release other than historical facts, are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words 'anticipate,' 'estimate,' 'expect,' 'intend,' 'plans,' 'projects,' and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact:
Lippert/Heilshorn & Associates
Chris Witty / Jody Burfening, 212-838-3777
cwitty@lhai.com

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